UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
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☐	Preliminary proxy statement
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☐	Definitive proxy statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ENCORE CAPITAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE
This Amendment No. 1 amends the Definitive Proxy Statement (the “Proxy Statement”) filed by Encore Capital Group, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission on April 29, 2019 (the “Original Filing”). The Proxy Statement was filed in connection with the Company’s 2019 Annual Meeting of Stockholders to be held on June 20, 2019 at 8:00 a.m. Eastern time (the “Annual Meeting”). Other than as described herein, all other items in the Original Filing remain unchanged.
AMENDMENT TO ORIGINAL FILING
The second paragraph of the ninth question under the section entitled “QUESTIONS ABOUT THE MEETING-What vote is required to approve each item?” on page 3 of the Original Filing is hereby amended and restated in its entirety to read as follows:
“Amendment of our Certificate of Incorporation. The proposal regarding an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock requires the vote of a majority of the outstanding stock entitled to vote thereon in favor of the Amendment (as defined herein). Abstentions and broker non-votes will have the same effect as a vote against this proposal.”
The fourth paragraph under the section entitled “AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 TO 75,000,000 (PROPOSAL NO. 4)” on page 60 of the Original Filing is hereby amended and restated in its entirety to read as follows:
“If the Amendment is approved by a majority of the outstanding stock entitled to vote thereon, the Amendment will be effected by filing a Certificate of Amendment with the Delaware Secretary of State. The full text of the Amendment to Article Five Paragraph A of our Charter is attached as Appendix A to this proxy statement and is incorporated by reference into this proposal. If the proposed Amendment is not approved, then the number of our authorized common stock will remain 50,000,000.”
The section entitled “Required Vote” under the section entitled “AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 TO 75,000,000 (PROPOSAL NO. 4)” on page 61 of the Original Filing is hereby amended and restated in its entirety to read as follows:
“The vote in favor of the Amendment by a majority of the outstanding stock entitled to vote thereon is required for stockholders to approve and adopt the proposed amendment to our Amended and Restated Certificate of Incorporation.”